UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by GMX Resources Inc. (the “Company”) with the Securities and Exchange Commission on November 3, 2011 (the “Original Report”). The sole purpose of this Amendment is to disclose the term sheet (the “Term Sheet”) setting forth certain material terms relating to new secured notes (the “New Notes”) and a related private exchange offer and consent solicitation described in the support agreements entered into on November 2, 2011 (the “Support Agreements”), as referenced in the Original Report.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 2, 2011, the Company entered into separately negotiated Support Agreements with several holders (the “Supporting Holders”) of the Company’s 11.375% Senior Notes due 2019. Certain material terms relating to the New Notes and the related private exchange offer and consent solicitation described in the Support Agreements are set forth in the Term Sheet. Actual terms of the New Notes and the related exchange offer and consent solicitation remain subject to agreement with the Supporting Holders and final documentation.

A copy of the Term Sheet is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Term Sheet dated November 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: November 3, 2011	By:	/s/ James A. Merrill
	Name:	James A. Merrill
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Term Sheet dated November 3, 2011.